Exhibit 10.2

NON-QUALIFIED STOCK OPTION AGREEMENT
OF
MERCURY MAN HOLDINGS CORPORATION

THIS AGREEMENT (the “Agreement”) is entered into as of               , 2004 (the “Grant Date”), by and between Mercury Man Holdings Corporation, a Delaware corporation (the “Company”), and                            , an employee of the Company (or one of its Subsidiaries), hereinafter referred to as the “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Company wishes to carry out the Stock Option Plan of Mercury Man Holdings Corporation (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 6.1 of the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan.  The singular pronoun shall include the plural, where the context so indicates.

Section 1.1                                      “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 1.2                                      “Board” shall mean the Board of Directors of the Company.

Section 1.3                                      “Cause” shall have the meaning specified in the Stockholders Agreement.

Section 1.4                                      “Change in Control” shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, a Principal Stockholder or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company or a Principal Stockholder) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.

Section 1.5                                      “Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.6                                      “Common Stock” shall have the meaning set forth in the Recitals hereto.

Section 1.7                                      “Company” shall have the meaning set forth in the Recitals hereto.

Section 1.8                                      “Grant Date” shall have the meaning set forth in the Recitals hereto.

Section 1.9                                      “Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.10                                “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.11                                “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.12                                “Principal Stockholder” shall mean Leonard Green & Partners, L.P., a Delaware limited partnership and its Affiliates.

Section 1.13                                “Stockholders Agreement” shall mean that certain amended and restated  Stockholders Agreement, dated as of September 30, 2004, by and among the Company, Green Equity Investors IV, L.P., FTD Co-Investment LLC, the other parties thereto, and those certain other Persons who may become a party thereto from time to time in substantially the form attached as Exhibit A hereto, as amended from time to time.

ARTICLE II.
GRANT OF OPTION

Section 2.1                                      Grant of Option.  In consideration of the Optionee’s agreement to enter into or remain in the employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of                      shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement.

Section 2.2                                      Option Subject to Plan.  The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3                                      Option Price.  The purchase price of the shares of Common Stock covered by the Option shall be $1.00 per share (without commission or other charge).

ARTICLE III.
EXERCISABILITY

Section 3.1                                      Commencement of Exercisability

(a)                                  Subject to subsection (b) and (c) and Section 3.3, the Option shall become exercisable in five equal and cumulative installments provided that the Optionee remains continuously employed in active service with the Company from the Grant Date through such date as follows:

(i)                                     The first installment shall consist of                    shares covered by the Option and shall become exercisable on June 30, 2005;

(ii)                                  The second installment shall consist of               shares covered by the Option and shall become exercisable on June 30, 2006;

(iii)                               The third installment shall consist of                   shares covered by the Option and shall become exercisable on June 30, 2007;

(iv)                              The fourth installment shall consist of                shares covered by the Option and shall become exercisable on June 30, 2008; and.

(v)                                 The fifth installment shall consist of                  shares covered by the Option and shall become exercisable on June 30, 2009.

(b)                                 Notwithstanding the foregoing provisions of this Section 3.1, but subject to subsection (c), the Options covered by any installment that is still eligible to become exercisable as set forth above shall be exercisable immediately prior to the occurrence of a Change in Control if the Optionee remains continuously employed in active service with the Company from the Grant Date through the date immediately prior to the date of the Change in Control.

(c)                                  No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2                                      Duration of Exercisability.  The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3                                      Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                                  The tenth anniversary of the Grant Date; or

(b)                                 Except as the Committee may otherwise approve, the thirtieth day following the date of the Optionee’s Termination of Employment for any reason other than (i) termination by the Company for Cause as determined by the Committee in its discretion; or (ii) the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code); or

(c)                                  Except as the Committee may otherwise approve, the date of the Optionee’s Termination of Employment by reason of termination by the Company for Cause as determined by the Committee in its discretion; or

(d)                                 In the case of an Optionee whose Termination of Employment is by reason of his or her death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of 12 months from the date of the Optionee’s Termination of Employment; or

(e)                                  The occurrence of a Change in Control, provided that any portion of the Option which is exercisable as of the occurrence of the Change in Control may be exercised concurrently therewith.

Section 3.4                                      Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than 100 shares and shall be for whole shares only.

Section 3.5                                      Exercise of Option.  The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

ARTICLE IV.
OTHER PROVISIONS

Section 4.1                                      Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause, except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 4.2                                      Shares Subject to Plan and Stockholders Agreement.  The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including, without limitation, the restrictions set forth in Section 5.6 of the Plan, and, in accordance with Section 5.3(b) of the Plan, the Optionee acknowledges that the execution of the Stockholders Agreement is a condition precedent to exercising the Option.

Section 4.3                                      Construction.  This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 4.4                                      Conformity to Securities Laws.  The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the

Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5                                      Amendment, Suspension and Termination.  The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 7.1 of the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 4.6                                      Cash-Out of the Option Upon a Change in Control.  To the extent that any vested portion of the Option is not exercised by the Optionee prior to the occurrence of a Change in Control, the Committee may, in its sole discretion, cancel such portion of the Option in exchange for a cash payment equal to the product of (a) the number of shares of Common Stock subject to such portion of the Option and (b) the excess, if any, of (i) the fair market value of the consideration received by the Company’s stockholders in connection with such Change in Control, as determined by the Committee in its sole discretion, over (ii) the Exercise Price per share of Common Stock subject to the Option.

Section 4.7                                      Tax Withholding.     The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Optionee of any sums required by federal, state or local tax law to be withheld with respect to the exercise or disposition of the  Option.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MERCURY MAN HOLDINGS CORPORATION

By:

Its:

Optionee Name

Residence Address:

Optionee’s Social Security Number: